R.J. Walczak Realty
205 Church Street
New Haven, CT 06510
203-865-0646

January 3, 2001

Mr. Joseph Ciaburri
Southern Connecticut Bancorp
215 Church Street
New Haven, CT 06510

RE:       Lease of 215 Church Street, New Haven, CT

Dear Joe:

Enclosed please find the instructions for the alarm system you requested along with a list of the current service providers, their names, addresses and telephone numbers so that you may contact them and transfer service into your name.

Please be advised that the Commencement Date of the lease is January 1, 2001. You will be responsible for all operating and tax expenses incurred at 215 Church Street, New Haven, CT as provided in the lease as of this date (01/01/01). Notwithstanding the provisions of the lease, you will return keys and deliver possession of the building free of any tenants if your final banking approval is not obtained by 04/01/01 as set out in the lease.

Please acknowledge your agreement with the content of this letter by signing and returning the enclosed copy to me.

Your prompt attention to this matter is greatly appreciated.

Cordially,	Agreed and accepted:

/s/ Robert J. Walczak	/s/ James S. Brownstein

Robert J. Walczak	Joseph Ciaburri by James S. Brownstein Attorney duly authorized